UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement

Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Hotels & Resorts, Inc. (“Host REIT”) acts as a sole general partner, intends to redeem all of its existing $242 million 9 1/4% Series G senior notes due 2007. The redemption date for the Series G senior notes is December 29, 2006 pursuant to an irrevocable notice delivered by the trustee on the company’s behalf on November 29, 2006. The Series G senior notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York), as trustee. Under the terms of the Series G senior notes, Host L.P. is required to pay a “make whole” call premium in order to redeem the notes prior to their scheduled maturity of October 1, 2007. Host L.P. expects to fund the redemption amount by a draw on its credit facility.

The Series G senior notes are the last outstanding series of senior notes with the covenants and restrictions contained in the Amended and Restated Indenture, dated August 5, 1998, referenced above. The covenants and restrictions applicable to later series of senior notes issued under supplements to the same indenture are substantially similar but provide additional flexibility in certain cases, including additional flexibility to incur indebtedness. A summary of these differences is contained in our public filings. Our ability to benefit from the additional flexibility had previously been limited while the Series G senior notes (and other earlier senior notes) were outstanding.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and Host REIT’s ability to continue to satisfy complex rules in order for it to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the SEC. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	Host Hotels & Resorts, L.P.

	By:	Host Hotels & Resorts, Inc., its general partner

Date: December 1, 2006		/s/ Larry K. Harvey
Larry K. Harvey Senior Vice President, Chief Accounting Officer